As filed with the Securities and Exchange Commission on October 14, 2009

Registration No. 333-117569

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Cell Genesys, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-3061375 (I.R.S. Employer Identification Number)

400 Oyster Point Boulevard, Suite 525

South San Francisco, California 94080

(650) 266-3000

(Address of Registrant’s Principal Executive Office) (Zip Code)

2001 Nonstatutory Stock Option Plan

(Full title of the plan)

Stephen M. Simes

Vice Chairman, President and Chief Executive Officer

BioSante Pharmaceuticals, Inc.

111 Barclay Boulevard

Lincolnshire, Illinois  60069

(847) 478-0500

 (Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies requested to:

Amy E. Culbert, Esq.

Oppenheimer Wolff & Donnelly LLP

45 South Seventh Street, Suite 3300

Minneapolis, Minnesota 55402-1509

(612) 607-7287

DEREGISTRATION OF SECURITIES

On July 22, 2004, Cell Genesys, Inc., a Delaware corporation (“Cell Genesys”), filed with the Securities and Exchange Commission a registration statement on Form S-8 (Registration No. 333-117569) (the “Registration Statement”) registering the sale of up to 500,000 shares of common stock, par value $0.001 per share, of Cell Genesys pursuant to the Cell Genesys, Inc. 2001 Nonstatutory Stock Option Plan.

On October 14, 2009, Cell Genesys was merged with and into BioSante Pharmaceuticals, Inc., a Delaware corporation (“BioSante”), with BioSante continuing as the surviving company (the “Merger”). The Merger was effectuated pursuant to the terms of an Agreement and Plan of Merger, dated as of June 29, 2009, by and between Cell Genesys and BioSante.

As a result of the Merger, the offering pursuant to the Registration Statement has been terminated. In accordance with undertakings made by Cell Genesys in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, Cell Genesys hereby removes from registration the Cell Genesys common stock registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincolnshire, State of Illinois, on October 14, 2009.

CELL GENESYS, INC.

By:	/s/ Stephen M. Simes
Stephen M. Simes
Vice Chairman, President and Chief Executive Officer (principal executive officer) of BioSante Pharmaceuticals, Inc., as successor in interest to Cell Genesys, Inc.

By:	/s/ Phillip B. Donenberg
Phillip B. Donenberg
Chief Financial Officer, Treasurer and Secretary
(principal financial and accounting officer) of BioSante Pharmaceuticals, Inc., as successor in interest to Cell Genesys, Inc.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed on October 14, 2009, by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Stephen M. Simes	Vice Chairman, President and Chief Executive Officer	October 14, 2009
Stephen M. Simes

/s/ Phillip B. Donenberg	Chief Financial Officer, Treasurer and Secretary	October 14, 2009
Phillip B. Donenberg

/s/ Louis W. Sullivan, M.D.	Chairman of the Board	October 14, 2009
Louis W. Sullivan, M.D.

/s/ Louis W. Sullivan, M.D.	Director	October 14, 2009
Louis W. Sullivan, M.D.

Director
Peter Kjaer

Signature	Title	Date

/s/ Ross Mangano	Director	October 14, 2009
Ross Mangano

/s/ John T. Potts, Jr., M.D.	Director	October 14, 2009
John T. Potts, Jr., M.D.

/s/ Edward C. Rosenow, III, M.D.	Director	October 14, 2009
Edward C. Rosenow, III, M.D.

/s/ Stephen A. Sherwin, M.D.	Director	October 14, 2009
Stephen A. Sherwin, M.D.